SUPPLEMENT
TO PROSPECTUS SUPPLEMENT DATED FEBRUARY 25, 2003
(To Prospectus dated February 21, 2003)


                                   CWMBS, INC.
                                    Depositor

                                   Countrywide
                                Home Loans, Inc.
                                     Seller

                       Countrywide Home Loans Servicing LP
                                 Master Servicer

                     CHL Mortgage Pass-Through Trust 2003-4
                                     Issuer

-------------------------------------------------------------------------------
The Class PO Certificates represent obligations of the trust only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans, Inc., Countrywide Home Loans Servicing LP, or any of their affiliates.

This supplement may be used to offer and sell the offered certificates only if accompanied by the prospectus supplement and the prospectus.
-------------------------------------------------------------------------------

The Class PO Certificates

o This supplement relates to the offering of the Class PO Certificates of the series referenced above. This supplement does not contain complete information about the offering of the Class PO Certificates. Additional information is contained in the prospectus supplement dated February 25, 2003, prepared in connection with the offering of the offered certificates of the series referenced above, and in the prospectus of the depositor dated February 21, 2003. You are urged to read this supplement, the prospectus supplement and the prospectus in full.

o As of May 27, 2003, the class certificate balance of the Class PO Certificates was approximately $1,793,473.

o Exhibit 1 to this supplement is the monthly statement made available to holders of the Class PO Certificates on the distribution date in May 2003.

o This supplement also modifies the "Method of Distribution" section on page S-73 of the prospectus supplement and the "Yield, Prepayment and Maturity Considerations" section on page S-52 of the prospectus supplement as described on the next page.

Neither the SEC nor any state securities commission has approved these securities or determined that this supplement, the prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

This supplement is to be used by Countrywide Securities Corporation, an affiliate of CWMBS, Inc., Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, in connection with offers and sales relating to transactions in the Class PO certificates in which Countrywide Securities Corporation acts as placement agent. Sales will be made at prices related to the prevailing prices at the time of sale.

June 30, 2003

                             ADDITIONAL INFORMATION


         You should purchase the Class PO Certificates only if you have read this supplement and the following documents:

         o the prospectus supplement, dated February 25, 2003 (the "Prospectus Supplement"), prepared in connection with the offering of the offered certificates of the series referenced above, which is attached to, and forms a part of this supplement; and

         o the prospectus of the depositor, dated February 21, 2003, which is attached to, and forms a part of this supplement.

                            DESCRIPTION OF COLLATERAL

Reports to Certificateholders

         The monthly statement furnished to the Certificateholders on the Distribution Date in May 2003 (the "Certificate Date") is included herein as
Exhibit 1.

                             METHOD OF DISTRIBUTION

         Pursuant to a Placement Agency Agreement, dated as of June 30, 2003 (the "Placement Agreement"), between CWMBS, Inc. (the "PO Seller") and Countrywide Securities Corporation (the "Placement Agent"), the Placement Agent has agreed, subject to the satisfaction of certain conditions, to sell the Class PO Certificates on a best efforts basis, and the PO Seller has agreed to sell the Class PO Certificates through the Placement Agent. Sales will be made at prices relating to the prevailing prices at the time of sale.

                  YIELD, PREPAYMENT AND MATURITY CONSIDERATIONS

Sensitivity of the Class PO Certificates

         The information set forth in the following table has been prepared on the basis of the structuring assumptions contained in the Prospectus Supplement, that the Class PO Certificates have the class certificate balance described on the cover to this supplement, that the closing date for the purchase of the Class PO Certificates is June 30, 2003, and the assumption that the aggregate purchase price of the Class PO Certificates (expressed as a percentage of their Certificate Date Class Certificate Balance) is 86%.

          Sensitivity of the Principal Only Certificates to Prepayments
                          (Pre-tax Yields to Maturity)

                                      Percentage of the Prepayment Assumption
                                     -----------------------------------------
        Class                         0%     100%     300%     400%     500%
        -----                         --     ----     ----     ----     ----
        Class PO...............      0.8%    1.5%     2.9%     3.7%     4.4%


         It is unlikely that the Discount mortgage loans will have the precise characteristics described in this supplement or that the Discount mortgage loans will all prepay at the same rate until maturity or that all of the Discount mortgage loans will prepay at the same rate or time. As a result of these factors, the pre-tax yield on the Class PO Certificates is likely to differ from those shown in the table above, even if all of the Discount mortgage loans prepay at the indicated percentages of the Prepayment Assumption. No representation is made as to the actual rate of principal payments on the Discount mortgage loans for any period or over the life of the Class PO Certificates or as to the yield on the Class PO Certificates. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase the Class PO Certificates.

                                    EXHIBIT 1

                                   [Attached]

 THE
BANK OF
NEW YORK
101 Barclay Street, 8West                            Distribution Date: 5/25/03
New York, NY 10286
Officer:    Courtney Bartholomew  212-815-3236
Associate:  Sean O'Connell        212-815-6312


                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                                  Series 2003-4


                 Certificateholder Monthly Distribution Summary
-------------------------------------------------------------------------------------------------------------------------
                                                 Certificate
                                 Class              Rate             Beginning       Pass Through Rate       Principal
   Class        Cusip         Description           Type              Balance              (%)             Distribution
-------------------------------------------------------------------------------------------------------------------------
      1A1     12669DK23       Strip IO           Fix-30/360        28,188,435.49          5.500000                  -
      1A2     12669DK31        Senior            Fix-30/360        68,905,065.60          3.500000       1,279,149.28
      1A3     12669DK49        Senior            Var-30/360        62,493,000.00          1.870000                  -
      1A4     12669DK56       Strip IO           Var-30/360        62,493,000.00          6.130000                  -
      1A5     12669DK64        Senior            Fix-30/360       112,437,000.00          5.500000                  -
      1A6     12669DK72        Senior            Fix-30/360       150,000,000.00          5.000000                  -
      1A7     12669DK80        Senior            Fix-30/360        35,598,000.00          5.750000                  -
      1A8     12669DK98        Senior            Var-30/360        63,481,091.78          1.970000         283,035.42
      1A9     12669DL22        Senior            Var-30/360        24,840,428.25         15.409999         110,752.99
      110     12669DL30        Senior            Fix-30/360        68,037,300.15          5.750000      28,707,420.80
      111     12669DL48        Senior            Var-30/360        70,000,000.00          2.790000                  -
      112     12669DL55        Senior            Var-30/360        21,304,349.00         15.475715                  -
      113     12669DL63        Senior            Fix-30/360        15,000,000.00          5.750000                  -
      114     12669DL71        Senior            Fix-30/360        32,500,000.00          6.000000                  -
      115     12669DL89        Senior            Fix-30/360        32,500,000.00          5.500000                  -
      2A1     12669DL97        Senior            Fix-30/360        95,546,986.06          5.000000       5,349,557.02
      PO                                                            1,822,594.13          0.000000          29,121.09
     PO-1     12669DM21       Strip PO           Fix-30/360         1,815,529.56          0.000000          29,091.39
     PO-2     12669DM21       Strip PO           Fix-30/360             7,064.57          0.000000              29.70
      AR      12669DM39        Senior            Fix-30/360                    -          5.750000                  -
-------------------------------------------------------------------------------------------------------------------------
       M      12669DM47        Junior            Var-30/360        11,227,928.30          5.667019          14,312.51
      B1      12669DM54        Junior            Var-30/360         4,940,288.45          5.667019           6,297.51
      B2      12669DM62        Junior            Var-30/360         3,143,819.92          5.667019           4,007.50
      B3      12669DN95        Junior            Var-30/360         1,796,468.53          5.667019           2,290.00
      B4      12669DP28        Junior            Var-30/360           898,234.26          5.667019           1,145.00
      B5      12669DP36        Junior            Var-30/360         1,796,468.24          5.667019           2,289.94
-------------------------------------------------------------------------------------------------------------------------
    Totals                                                        878,269,022.67                        35,789,379.06
-------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------
                                                         Current                              Cumulative
                  Interest             Total            Realized            Ending             Realized
   Class        Distribution       Distribution          Losses             Balance             Losses
---------------------------------------------------------------------------------------------------------
      1A1        129,197.00          129,197.00                -          27,665,147.15              -
      1A2        200,973.11        1,480,122.39                -          67,625,916.32              -
      1A3         97,384.92           97,384.92                -          62,493,000.00              -
      1A4        319,235.08          319,235.08                -          62,493,000.00              -
      1A5        515,336.25          515,336.25                -         112,437,000.00              -
      1A6        625,000.00          625,000.00                -         150,000,000.00              -
      1A7        170,573.75          170,573.75                -          35,598,000.00              -
      1A8        104,214.79          387,250.21                -          63,198,056.36              -
      1A9        318,992.48          429,745.47                -          24,729,675.26              -
      110        326,012.06       29,033,432.87                -          39,329,879.34              -
      111        162,750.00          162,750.00                -          70,000,000.00              -
      112        274,750.02          274,750.02                -          21,304,349.00              -
      113         71,875.00           71,875.00                -          15,000,000.00              -
      114        162,500.00          162,500.00                -          32,500,000.00              -
      115        148,958.33          148,958.33                -          32,500,000.00              -
      2A1        398,112.44        5,747,669.46                -          90,197,429.04              -
      PO                  -           29,121.09                -           1,793,473.04              -
     PO-1                 -           29,091.39                -           1,786,438.17              -
     PO-2                 -               29.70                -               7,034.87              -
      AR                  -                   -                -                      -              -
-------------------------------------------------------------------------------------------------------
       M          53,024.07           67,336.58                -          11,213,615.78              -
      B1          23,330.59           29,628.10                -           4,933,990.94              -
      B2          14,846.74           18,854.24                -           3,139,812.42              -
      B3           8,483.85           10,773.85                -           1,794,178.53              -
      B4           4,241.93            5,386.93                -             897,089.26              -
      B5           8,483.85           10,773.79             0.06           1,794,178.24           0.07
-------------------------------------------------------------------------------------------------------
    Totals     4,138,276.27       39,927,655.34             0.06         842,479,643.53           0.07
-------------------------------------------------------------------------------------------------------


                          Principal Distribution Detail
------------------------------------------------------------------------------------------------------------------------
                                     Original           Beginning          Scheduled
                                    Certificate        Certificate         Principal                   Accretion
   Class        Cusip                Balance            Balance          Distribution                  Principal
------------------------------------------------------------------------------------------------------------------------
      1A1        12669DK23        29,067,545.00       28,188,435.49                   -                   -
      1A2        12669DK31        71,054,000.00       68,905,065.60        1,279,149.28                   -
      1A3        12669DK49        62,493,000.00       62,493,000.00                   -                   -
      1A4        12669DK56        62,493,000.00       62,493,000.00                   -                   -
      1A5        12669DK64       112,437,000.00      112,437,000.00                   -                   -
      1A6        12669DK72       150,000,000.00      150,000,000.00                   -                   -
      1A7        12669DK80        35,598,000.00       35,598,000.00                   -                   -
      1A8        12669DK98        63,831,468.00       63,481,091.78          283,035.42                   -
      1A9        12669DL22        24,977,532.00       24,840,428.25          110,752.99                   -
      110        12669DL30        85,245,651.00       68,037,300.15       28,707,420.80                   -
      111        12669DL48        70,000,000.00       70,000,000.00                   -                   -
      112        12669DL55        21,304,349.00       21,304,349.00                   -                   -
      113        12669DL63        15,000,000.00       15,000,000.00                   -                   -
      114        12669DL71        32,500,000.00       32,500,000.00                   -                   -
      115        12669DL89        32,500,000.00       32,500,000.00                   -                   -
      2A1        12669DL97        97,342,361.00       95,546,986.06        5,349,557.02                   -
      PO                           1,866,539.30        1,822,594.13           29,121.09                   -
     PO-1        12669DM21         1,858,899.91        1,815,529.56           29,091.39                   -
     PO-2        12669DM21             7,639.39            7,064.57               29.70                   -
      AR         12669DM39               100.00                   -                   -                   -
------------------------------------------------------------------------------------------------------------------------
       M         12669DM47        11,250,000.00       11,227,928.30           14,312.51                   -
      B1         12669DM54         4,950,000.00        4,940,288.45            6,297.51                   -
      B2         12669DM62         3,150,000.00        3,143,819.92            4,007.50                   -
      B3         12669DN95         1,800,000.00        1,796,468.53            2,290.00                   -
      B4         12669DP28           900,000.00          898,234.26            1,145.00                   -
      B5         12669DP36         1,799,999.70        1,796,468.24            2,289.94                   -
------------------------------------------------------------------------------------------------------------------------
    Totals                       900,000,000.00      878,269,022.67       35,789,379.06                   -
------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------
              Unscheduled           Net              Current            Ending                Ending
               Principal         Principal          Realized          Certificate           Certificate
   Class      Adjustments       Distribution         Losses             Balance               Factor
--------------------------------------------------------------------------------------------------------
      1A1         -                       -              -            27,665,147.15       0.95175382554
      1A2         -            1,279,149.28              -            67,625,916.32       0.95175382554
      1A3         -                       -              -            62,493,000.00       1.00000000000
      1A4         -                       -              -            62,493,000.00       1.00000000000
      1A5         -                       -              -           112,437,000.00       1.00000000000
      1A6         -                       -              -           150,000,000.00       1.00000000000
      1A7         -                       -              -            35,598,000.00       1.00000000000
      1A8         -              283,035.42              -            63,198,056.36       0.99007681226
      1A9         -              110,752.99              -            24,729,675.26       0.99007681226
      110         -           28,707,420.80              -            39,329,879.34       0.46137109495
      111         -                       -              -            70,000,000.00       1.00000000000
      112         -                       -              -            21,304,349.00       1.00000000000
      113         -                       -              -            15,000,000.00       1.00000000000
      114         -                       -              -            32,500,000.00       1.00000000000
      115         -                       -              -            32,500,000.00       1.00000000000
      2A1         -            5,349,557.02              -            90,197,429.04       0.92659997264
      PO          -               29,121.09              -             1,793,473.04       0.96085468975
     PO-1         -               29,091.39              -             1,786,438.17       0.96101901864
     PO-2         -                   29.70              -                 7,034.87       0.92086839682
      AR          -                       -              -                        -       0.00000000000
---------------------------------------------------------------------------------------------------------
       M          -               14,312.51              -            11,213,615.78       0.99676584728
      B1          -                6,297.51              -             4,933,990.94       0.99676584728
      B2          -                4,007.50              -             3,139,812.42       0.99676584728
      B3          -                2,290.00              -             1,794,178.53       0.99676584728
      B4          -                1,145.00              -               897,089.26       0.99676584728
      B5          -                2,289.94           0.06             1,794,178.24       0.99676585283
--------------------------------------------------------------------------------------------------------
    Totals        -           35,789,379.06           0.06           842,479,643.53
--------------------------------------------------------------------------------------------------------


                          Interest Distribution Detail
----------------------------------------------------------------------------------------------------------------------
                  Beginning                Pass              Accrued                Cumulative
                 Certificate             Through            Optimal                   Unpaid            Deferred
   Class           Balance               Rate (%)            Interest                Interest           Interest
----------------------------------------------------------------------------------------------------------------------
     1A1        28,188,435.49            5.500000          129,197.00                   -                  -
     1A2        68,905,065.60            3.500000          200,973.11                   -                  -
     1A3        62,493,000.00            1.870000           97,384.92                   -                  -
     1A4        62,493,000.00            6.130000          319,235.08                   -                  -
     1A5       112,437,000.00            5.500000          515,336.25                   -                  -
     1A6       150,000,000.00            5.000000          625,000.00                   -                  -
     1A7        35,598,000.00            5.750000          170,573.75                   -                  -
     1A8        63,481,091.78            1.970000          104,214.79                   -                  -
     1A9        24,840,428.25           15.409999          318,992.48                   -                  -
     110        68,037,300.15            5.750000          326,012.06                   -                  -
     111        70,000,000.00            2.790000          162,750.00                   -                  -
     112        21,304,349.00           15.475715          274,750.02                   -                  -
     113        15,000,000.00            5.750000           71,875.00                   -                  -
     114        32,500,000.00            6.000000          162,500.00                   -                  -
     115        32,500,000.00            5.500000          148,958.33                   -                  -
     2A1        95,546,986.06            5.000000          398,112.44                   -                  -
     PO          1,822,594.13            0.000000                   -                   -                  -
    PO-1         1,815,529.56            0.000000                   -                   -                  -
    PO-2             7,064.57            0.000000                   -                   -                  -
     AR                     -            5.750000                   -                   -                  -
----------------------------------------------------------------------------------------------------------------------
      M         11,227,928.30            5.667019           53,024.07                   -                  -
     B1          4,940,288.45            5.667019           23,330.59                   -                  -
     B2          3,143,819.92            5.667019           14,846.74                   -                  -
     B3          1,796,468.53            5.667019            8,483.85                   -                  -
     B4            898,234.26            5.667019            4,241.93                   -                  -
     B5          1,796,468.24            5.667019            8,483.85                   -                  -
----------------------------------------------------------------------------------------------------------------------
   Totals      878,269,022.67                            4,138,276.27                   -                  -
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------
                   Total              Net            Unscheduled
                  Interest         Prepayment          Interest           Interest
   Class            Due           Int Shortfall       Adjustment            Paid
------------------------------------------------------------------------------------
     1A1         129,197.00             -                 -              129,197.00
     1A2         200,973.11             -                 -              200,973.11
     1A3          97,384.92             -                 -               97,384.92
     1A4         319,235.08             -                 -              319,235.08
     1A5         515,336.25             -                 -              515,336.25
     1A6         625,000.00             -                 -              625,000.00
     1A7         170,573.75             -                 -              170,573.75
     1A8         104,214.79             -                 -              104,214.79
     1A9         318,992.48             -                 -              318,992.48
     110         326,012.06             -                 -              326,012.06
     111         162,750.00             -                 -              162,750.00
     112         274,750.02             -                 -              274,750.02
     113          71,875.00             -                 -               71,875.00
     114         162,500.00             -                 -              162,500.00
     115         148,958.33             -                 -              148,958.33
     2A1         398,112.44             -                 -              398,112.44
     PO                   -             -                 -                       -
    PO-1                  -             -                 -                       -
    PO-2                  -             -                 -                       -
     AR                   -             -                 -                       -
------------------------------------------------------------------------------------
      M           53,024.07             -                 -               53,024.07
     B1           23,330.59             -                 -               23,330.59
     B2           14,846.74             -                 -               14,846.74
     B3            8,483.85             -                 -                8,483.85
     B4            4,241.93             -                 -                4,241.93
     B5            8,483.85             -                 -                8,483.85
------------------------------------------------------------------------------------
   Totals      4,138,276.27             -                 -            4,138,276.27
------------------------------------------------------------------------------------


                           Current Payment Information
                               Factors per $1,000
-------------------------------------------------------------------------------------------------------

                                        Original                 Beginning Cert.
                                      Certificate                   Notional               Principal
   Class              Cusip             Balance                     Balance               Distribution
-------------------------------------------------------------------------------------------------------
    1A1             12669DK23            29,067,545.00           969.756320546            0.000000000
    1A2             12669DK31            71,054,000.00           969.756320545           18.002495004
    1A3             12669DK49            62,493,000.00          1000.000000000            0.000000000
    1A4             12669DK56            62,493,000.00          1000.000000000            0.000000000
    1A5             12669DK64           112,437,000.00          1000.000000000            0.000000000
    1A6             12669DK72           150,000,000.00          1000.000000000            0.000000000
    1A7             12669DK80            35,598,000.00          1000.000000000            0.000000000
    1A8             12669DK98            63,831,468.00           994.510917024            4.434104764
    1A9             12669DL22            24,977,532.00           994.510917024            4.434104764
    110             12669DL30            85,245,651.00           798.132213759          336.761118806
    111             12669DL48            70,000,000.00          1000.000000000            0.000000000
    112             12669DL55            21,304,349.00          1000.000000000            0.000000000
    113             12669DL63            15,000,000.00          1000.000000000            0.000000000
    114             12669DL71            32,500,000.00          1000.000000000            0.000000000
    115             12669DL89            32,500,000.00          1000.000000000            0.000000000
    2A1             12669DL97            97,342,361.00           981.556077731           54.956105090
    PO                                    1,866,539.30           976.456338208           15.601648462
   PO-1             12669DM21             1,858,899.91           976.668806336           15.649787699
   PO-2             12669DM21                 7,639.39           924.755913234            3.887516412

    AR              12669DM39                   100.00             0.000000000            0.000000000
-------------------------------------------------------------------------------------------------------
     M              12669DM47            11,250,000.00           998.038070690            1.272223406
    B1              12669DM54             4,950,000.00           998.038070690            1.272223406
    B2              12669DM62             3,150,000.00           998.038070690            1.272223406
    B3              12669DN95             1,800,000.00           998.038070690            1.272223406
    B4              12669DP28               900,000.00           998.038070690            1.272223406
    B5              12669DP36             1,799,999.70           998.038076239            1.272187614
-------------------------------------------------------------------------------------------------------
  Totals                                900,000,000.00           975.854469633           39.765976733
-------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------

                                            Ending Cert.            Pass
                       Interest               Notional             Through
   Class             Distribution              Balance             Rate (%)
----------------------------------------------------------------------------
    1A1              4.444716469           951.753825542           5.500000
    1A2              2.828455935           951.753825541           3.500000
    1A3              1.558333333          1000.000000000           1.870000
    1A4              5.108333333          1000.000000000           6.130000
    1A5              4.583333333          1000.000000000           5.500000
    1A6              4.166666667          1000.000000000           5.000000
    1A7              4.791666667          1000.000000000           5.750000
    1A8              1.632655422           990.076812260           1.970000
    1A9             12.771176930           990.076812260          15.409999
    110              3.824383524           461.371094953           5.750000
    111              2.325000000          1000.000000000           2.790000
    112             12.896428767          1000.000000000          15.475715
    113              4.791666667          1000.000000000           5.750000
    114              5.000000000          1000.000000000           6.000000
    115              4.583333333          1000.000000000           5.500000
    2A1              4.089816991           926.599972641           5.000000
    PO               0.000000000           960.854689746           0.000000
   PO-1              0.000000000           961.019018638           0.000000
   PO-2              0.000000000           920.868396822           0.000000

    AR               0.000000000             0.000000000           5.750000
----------------------------------------------------------------------------
     M               4.713250334           996.765847284           5.667019
    B1               4.713250334           996.765847284           5.667019
    B2               4.713250334           996.765847284           5.667019
    B3               4.713250334           996.765847284           5.667019
    B4               4.713250334           996.765847284           5.667019
    B5               4.713250360           996.765852825           5.667019
----------------------------------------------------------------------------
  Totals             4.598084744           936.088492811
----------------------------------------------------------------------------

THE
BANK OF
NEW YORK
101 Barclay Street, 8West
New York, NY 10286
Officer:   Courtney Bartholomew  212-815-3236
Associate: Sean O'Connell        212-815-6312


                             Countrywide Home Loans
                      Mortgage Pass - Through Certificates
                                  Series 2003-4


Pool Level Data
Distribution Date                                                     5/25/2003
Cut-off Date                                                           2/1/2003
Determination Date                                                     5/1/2003
Accrual Period 30/360                               Begin              4/1/2003
                                                    End                5/1/2003
Number of Days in 30/360 Accrual Period                                      30

-------------------------------------------------------------------------------
                             Collateral Information
-------------------------------------------------------------------------------
Group 1
Cut-Off Date Balance                                             800,000,000.00

Beginning Aggregate Pool Stated Principal Balance                780,081,343.57
Ending Aggregate Pool Stated Principal Balance                   749,651,072.09

Beginning Aggregate Loan Count                                             1748
Loans Paid Off or Otherwise Removed Pursuant to Pooling
  and Servicing Agreement                                                    60
Ending Aggregate Loan Count                                                1688

Beginning Weighted Average Loan Rate (WAC)                            6.216838%
Ending Weighted Average Loan Rate (WAC)                               6.210950%

Beginning Net Weighted Average Loan Rate                              5.736618%
Ending Net Weighted Average Loan Rate                                 5.736298%

Weighted Average Maturity (WAM) (Months)                                    353

Servicer Advances                                                      8,955.63

Aggregate Pool Prepayment                                         29,662,742.39
Pool Prepayment Rate                                                37.2286 CPR


Group 2
Cut-Off Date Balance                                             100,000,000.00

Beginning Aggregate Pool Stated Principal Balance                 98,187,679.09
Ending Aggregate Pool Stated Principal Balance                    92,828,571.44

Beginning Aggregate Loan Count                                              205
Loans Paid Off or Otherwise Removed Pursuant to Pooling
  and Servicing Agreement                                                     9
Ending Aggregate Loan Count                                                 196

Beginning Weighted Average Loan Rate (WAC)                            5.676620%
Ending Weighted Average Loan Rate (WAC)                               5.669216%

Beginning Net Weighted Average Loan Rate                              4.999640%
Ending Net Weighted Average Loan Rate                                 4.999621%

Weighted Average Maturity (WAM) (Months)                                    176

Servicer Advances                                                             -

Aggregate Pool Prepayment                                          5,004,144.71
Pool Prepayment Rate                                                46.7437 CPR

--------------------------------------------------------------------------------
                             Certificate Information
--------------------------------------------------------------------------------
Group 1
Senior Percentage                                                97.2799037471%
Senior Prepayment Percentage                                    100.0000000000%

Subordinate Percentage                                            2.7200962529%
Subordinate Prepayment Percentage                                 0.0000000000%

Group 2
Senior Percentage                                                97.3175677660%
Senior Prepayment Percentage                                    100.0000000000%

Subordinate Percentage                                            2.6824322340%
Subordinate Prepayment Percentage                                 0.0000000000%

Certificate Account

Beginning Balance                                                             -

Deposit
Payments of Interest and Principal                                40,268,055.38
Liquidation Proceeds                                                          -
All Other Proceeds                                                            -
Other Amounts                                                                 -
Total Deposits                                                    40,268,055.38

Withdrawals
Reimbursement of Servicer Advances                                            -
Payment of Master Servicer Fees                                      162,391.76
Payment of Sub Servicer Fees                                           3,097.57
Payment of Other Fees                                                174,910.72
Payment of Insurance Premium(s)                                               -
Payment of Personal Mortgage Insurance                                 3,097.57
Other Permitted Withdrawal per the Pooling
  and Service Agreement                                                       -
Payment of Principal and Interest                                 39,927,655.32
Total Withdrawals                                                 40,271,152.95

Ending Balance                                                       174,910.72

Master Servicing Fees Paid                                           162,391.76
Personal Mortgage Insurance Fees Paid                                  3,097.57
Other Fees Paid                                                      174,910.72
Total Fees                                                           340,400.06


---------------------------------------------------------------------------------------------------------------
                             Delinquency Information
---------------------------------------------------------------------------------------------------------------
Group 1

Delinquency                                 30-59 Days    60-89 Days            90+ Days                Totals
Scheduled Principal Balance               1,419,204.48             -                   -          1,419,204.48
Percentage of Total Pool Balance             0.189315%     0.000000%           0.000000%             0.189315%
Number of Loans                                      3             0                   0                     3
Percentage of Total Loans                    0.177725%     0.000000%           0.000000%             0.177725%

Foreclosure
Scheduled Principal Balance                                                                                  -
Percentage of Total Pool Balance                                                                     0.000000%
Number of Loans                                                                                              0
Percentage of Total Loans                                                                            0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                  -
Percentage of Total Pool Balance                                                                     0.000000%
Number of Loans                                                                                              0
Percentage of Total Loans                                                                            0.000000%

REO
Scheduled Principal Balance                                                                                  -
Percentage of Total Pool Balance                                                                     0.000000%
Number of Loans                                                                                              0
Percentage of Total Loans                                                                            0.000000%

Book Value of all REO Loans                                                                                  -
Percentage of Total Pool Balance                                                                     0.000000%

Current Realized Losses                                                                                      -
Additional Gains (Recoveries)/Losses                                                                         -
Total Realized Losses                                                                                        -

Group 2

Delinquency                                 30-59 Days    60-89 Days            90+ Days                Totals
Scheduled Principal Balance                          -             -                   -                     -
Percentage of Total Pool Balance             0.000000%     0.000000%           0.000000%             0.000000%
Number of Loans                                      0             0                   0                     0
Percentage of Total Loans                    0.000000%     0.000000%           0.000000%             0.000000%

Foreclosure
Scheduled Principal Balance                                                                                  -
Percentage of Total Pool Balance                                                                     0.000000%
Number of Loans                                                                                              0
Percentage of Total Loans                                                                            0.000000%

Bankruptcy
Scheduled Principal Balance                                                                                  -
Percentage of Total Pool Balance                                                                     0.000000%
Number of Loans                                                                                              0
Percentage of Total Loans                                                                            0.000000%

REO
Scheduled Principal Balance                                                                                  -
Percentage of Total Pool Balance                                                                     0.000000%
Number of Loans                                                                                              0
Percentage of Total Loans                                                                            0.000000%

Book Value of all REO Loans                                                                                  -
Percentage of Total Pool Balance                                                                     0.000000%

Current Realized Losses                                                                                      -
Additional Gains (Recoveries)/Losses                                                                         -
Total Realized Losses                                                                                        -

--------------------------------------------------------------------------------
         Subordination/Credit Enhancement Information
--------------------------------------------------------------------------------

Protection                                  Original                    Current
Bankruptcy Loss                           100,000.00                 100,000.00
Bankruptcy Percentage                      0.011111%                  0.011870%
Credit/Fraud Loss                       9,000,000.00               9,000,000.00
Credit/Fraud Loss Percentage               1.000000%                  1.068275%
Special Hazard Loss                     9,000,000.00               8,782,690.23
Special Hazard Loss Percentage             1.000000%                  1.042481%

Credit Support                              Original                    Current
Class A                               876,150,000.30             818,706,778.36
Class A Percentage                        97.350000%                 97.178227%

Class M                                11,250,000.00              11,213,615.78
Class M Percentage                         1.250000%                  1.331025%

Class B1                                4,950,000.00               4,933,990.94
Class B1 Percentage                        0.550000%                  0.585651%

Class B2                                3,150,000.00               3,139,812.42
Class B2 Percentage                        0.350000%                  0.372687%

Class B3                                1,800,000.00               1,794,178.53
Class B3 Percentage                        0.200000%                  0.212964%

Class B4                                  900,000.00                 897,089.26
Class B4 Percentage                        0.100000%                  0.106482%

Class B5                                1,799,999.70               1,794,178.24
Class B5 Percentage                        0.200000%                  0.212964%


--------------------------------------------------------------------------------
                      Group 1 Compensating Interest Detail
--------------------------------------------------------------------------------
Total Gross Prepayment Interest Shortfall                             19,923.17
Compensation for Gross PPIS from Servicing Fees                       19,923.17

Total Net PPIS (Non-Supported PPIS)                                           -

--------------------------------------------------------------------------------
                      Group 2 Compensating Interest Detail
--------------------------------------------------------------------------------
Total Gross Prepayment Interest Shortfall                                657.79
Compensation for Gross PPIS from Servicing Fees                          657.79

Total Net PPIS (Non-Supported PPIS)                                           -